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                                                                   EXHIBIT 99(e)

            USLIFE CORPORATION EMPLOYEE SAVINGS AND INVESTMENT PLAN

CONFIDENTIAL VOTING INSTRUCTIONS TO AMERICAN EXPRESS TRUST COMPANY AS TRUSTEE

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USLIFE CORPORATION. UNLESS THESE VOTING INSTRUCTIONS ARE SIGNED AND RETURNED BY JUNE 10, 1997 THE SHARES WILL BE VOTED AS PROVIDED IN THE PLAN.

To the Trustee:

In accordance with the provisions of the USLIFE Corporation Employee Savings and Investment Plan, I hereby instruct you, as Trustee, to vote as indicated on the reverse, at the Special Meeting of Shareholders of USLIFE Corporation to be held on June 17, 1997 at 10:30 a.m., local time (Special Meeting) at Pace
University, Schimmel Center Auditorium, Spruce Street, New York, New York and at any adjournment thereof, all the shares of Common Stock of USLIFE Corporation credited to my account in the Plan which I am entitled to vote as of May 5, 1997, the record date, upon the matters set forth herein, as provided in the Joint Proxy Statement/Prospectus, and upon any other matters which may properly come before the Special Meeting.

                    THIS PROXY IS CONTINUED ON THE REVERSE

                          PLEASE SIGN ON THE REVERSE
                             AND RETURN PROMPTLY.


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                              US LIFE CORPORATION
                                                    Please mark
                                                    your votes      [X]
                                                    as indicated

                         NO TEXT PRINTING IN THIS AREA

These Voting Instructions when properly executed will be voted in the manner directed herein by the undersigned Plan participant. If no direction is made, the shares will be voted FOR Item 1.

The Board of Directors of USLIFE Corporation unanimously recommends a vote FOR Item 1.

PLEASE SIGN, DATE AND MAIL YOUR
VOTING INSTRUCTIONS PROMPTLY

Item 1. Proposal to approve and adopt the agreement and plan of merger, dated as of February 12, 1997, by and among American General Corporation, Texas Stars Corporation and USLIFE Corporation, and the transactions contemplated thereby.

     FOR         AGAINST        ABSTAIN
     [ ]          [ ]             [ ]

Item 2. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.


NO TEXT PRINT IN THIS ADDRESS AREA


Signature(s)___________________________________    Dated_________

NOTE: Please sign as name appears hereon.
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